Exhibit 99.1

FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL:	AT FINANCIAL RELATIONS BOARD:
Allison J. Roelofs	Leslie Loyet
Manager – Corporate Financial Reporting	Investor Inquiries
(248) 213-0430	(312) 640-6672
aroelofs@firstmercury.com	lloyet@frbir.com

FOR IMMEDIATE RELEASE
TUESDAY, MAY 29, 2007

FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
SECONDARY OFFERING OF 2.0 MILLION SHARES
OF COMMON STOCK

SOUTHFIELD, MI – May 29, 2007 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to a proposed public offering of 1,996,257 shares of common stock.

Of the shares, 200,000 shares will be offered by the Company and 1,796,257 shares will be offered by selling stockholders identified in the prospectus, including Glencoe Capital L.L.C (“Glencoe Capital”). Glencoe Capital will no longer own shares in the Company after completion of this offering. The underwriters will have an over-allotment option to purchase up to 299,438 additional common shares from First Mercury. The offering price will be determined by market conditions at the time of pricing in consultation with the underwriters of the offering. First Mercury will not receive any proceeds from the sale of the selling stockholders’ shares.

J. P. Morgan Securities, Inc. (“J. P. Morgan”) and Keefe, Bruyette & Woods, Inc. (“KBW”) will act as joint book-running lead managers for the offering. This offering of common shares will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from J.P. Morgan, 4 Chase Metrotech Center, CS Level, Brooklyn, NY, 11245, Attention: Chase Distribution & Support Service Northeast Statement Processing, and KBW through Equity Syndicate, 787 7th Avenue, 4th Floor, New York, NY, 10019, 212-887-8968.

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First Mercury Financial Corporation
Add 1

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, and none of these securities may be sold in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About First Mercury Financial Corporation
First Mercury Financial Corporation markets and underwrites specialty commercial insurance products, focusing on niche and underserved segments where the Company has underwriting expertise and other competitive advantages.  During the Company’s 34 years of underwriting risks, First Mercury has established CoverX® as a recognized brand among insurance agents and brokers. As primarily an excess and surplus (E&S) lines underwriter, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled it to effectively underwrite such risks.

Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; competition risk; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

For more information on the Company, please visit the Company’s website at www.firstmercury.com

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